DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 CONFIDENTIAL EXECUTIVE SEPARATION AGREEMENT & GENERAL RELEASE This Confidential Executive Separation Agreement & General Release (the “Agreement”) is entered into as of the Effective Date (as defined in Section 13 below), by and between Robert K. Snead (“Executive”) and Owens & Minor, Inc. (together with all Related Entities (as defined herein), “O&M” or the “Company”) (Executive and O&M are each referred to herein as a “Party” and, collectively, as the “Parties”) and in light of the following circumstances: WHEREAS, Executive has been employed by and an officer of the Company, most recently as its Executive Vice President and Chief Financial Officer; WHEREAS, Executive has, at the request of the Company, resigned from his employment with the Company effective December 31, 2019 (the “Separation Date”) and stepped down from all officer and director roles effective November 1, 2019; WHEREAS, this Agreement is a condition precedent to Executive’s receipt of severance benefits under the Owens & Minor, Inc. Officer Severance Policy (the “Policy”). NOW, THEREFORE, in consideration of the Parties’ promises and obligations hereunder, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows: 1. Separation Date. a. Executive’s last day of employment with the Company was the Separation Date, and Executive acknowledges and agrees that his employment relationship with the Company ended on such date. Executive further acknowledges and agrees that this Agreement shall be deemed and shall be immediately effective as Executive’s resignation as Executive Vice President and Chief Financial Officer, and from all other officer, director, or other positions with Owens & Minor, Inc. and all Related Entities. For purposes of this Agreement, “Related Entities” means Owens & Minor, Inc.’s subsidiary and affiliated entities and each of their predecessors. b. Executive understands and acknowledges that some matters that fell under Executive’s responsibility in his position with the Company may be ongoing after the Separation Date. Accordingly, Executive agrees that for a period of six (6) months after the Separation Date Executive will cooperate and make himself reasonably available to Company representatives to respond to questions regarding Executive’s experience with and knowledge about the Company. Additionally, Executive agrees that he will, for a reasonable fee, assist O&M, as reasonably requested by the Company, in the case of any litigation, regulatory inquiry, audits, or other such Page 1 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 matters. Executive reserves the right to decline a request or demand for assistance by the Company of Executive that unreasonably interferes or is in material conflict with, or otherwise materially compromises, Executive’s professional responsibilities as an employee of another employer or as a director or officer of another entity. 2. Accrued Benefits. a. The Company shall pay Executive his normal base salary earned through the Separation Date in accordance with its usual payroll practices. b. The Company shall reimburse Executive for any expenses incurred by Executive prior to the Separation Date related to his employment with the Company, subject to the requirements of the Company’s expense reimbursement policy and preapproval of any travel related to Company business by the Company’s Chief Executive Officer. All such reimbursement will be made in accordance with the Company’s expense reimbursement policy. c. Executive acknowledges and agrees that as of the Separation Date, except as otherwise set forth in this Agreement, the Company shall have no obligation to continue Executive’s coverage under the Company’s medical, dental, life insurance, or other employee insurance or benefit plans; provided, however, that Executive will be eligible for COBRA coverage to the extent required by applicable law. Executive understands and acknowledges that COBRA coverage will be at Executive’s sole expense and will be offered at 102% of the full cost of coverage. Executive will receive applicable COBRA election forms under separate cover following the Separation Date. d. The Parties acknowledge and agree that, subject to the Company’s compliance with the terms of this Agreement, the Company has paid or will pay to Executive in full all accrued salary, expenses, reimbursements, vacation, sick leave, and other payments to which Executive is or may have been entitled, and that there will be no sums or other benefits, other than as described in this Agreement, due or owing to Executive by the Company. 3. Severance Benefits. a. In consideration of Executive’s promises, covenants and agreements set forth in this Agreement (including but not limited to the covenants regarding Confidentiality, Non- Competition and Non-Solicitation), and in accordance with Section 5 of the Policy, the Company shall provide Executive with the payments and benefits set forth in this Section 3 (collectively, the “Severance Benefits”). Executive acknowledges and Agrees that Executive would not be entitled to the Severance Benefits in the absence of Executive’s acceptance of this Agreement and adherence with its terms. b. The Company shall pay Executive a lump-sum in the gross amount of EIGHT HUNDRED FIFTY-THREE THOUSAND, EIGHT HUNDRED THIRTY-NINE DOLLARS AND NO CENTS ($853,839.00), less all applicable withholdings and deductions, which equates to one and one- half (1 ½) times the sum of the amount of Executive’s annual salary as of the Separation Date plus the average of Executive’s annual bonus for the last three completed years. The Company Page 2 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 shall make this payment on the first regularly scheduled Company payday following the Effective Date of this Agreement. For purposes of this Agreement, “Severance Period” shall mean the eighteen (18) month period immediately following the Separation Date. c. The Company shall pay Executive a lump-sum cash Welfare Benefit Payment (as defined in the Policy) equal to FIFTEEN THOUSAND FOUR HUNDRED FIFTY-FIVE DOLLARS AND NO CENTS ($15,455.00), less all applicable withholdings and deductions. The Company shall make this payment on the first regularly scheduled Company payday following the Effective Date. d. Executive will receive a pro-rated amount of his unvested restricted stock awards based on his Separation Date as provided by the applicable plan documents and award agreements. Executive currently holds 106,997 unvested shares of restricted stock in the Company (the “Restricted Stock”) issued and outstanding under O&M’s 2015 Stock Incentive Plan and/or 2018 Stock Incentive Plan (as amended). Under the applicable plan and award agreements, the restrictions on 44,222 shares will lapse and such shares shall become vested to Employee as of the Effective Date. The remaining 62,775 shares of Restricted Stock shall be forfeited. Executive understands and agrees that all of his outstanding performance share awards shall not be affected by this Agreement and shall remain subject to the not for cause termination and other terms and provisions of the applicable performance share award agreements. e. Provided this Agreement is binding and effective, the Company shall reimburse Executive for (i) expenses incurred from November 1, 2019 through June 30, 2020, in procuring outplacement services in an amount not to exceed TEN THOUSAND DOLLARS ($10,000.00), and (ii) expenses incurred from November 1, 2019 through June 30, 2020, prior to the commencement of alternate employment for tax preparation related to 2019 and financial counseling services (including but not limited to the services of a tax attorney) in an amount not to exceed FIVE THOUSAND TWO HUNDRED FIFTY DOLLARS ($5,250.00), in each case conditioned upon Executive providing the Company with proper and timely documentation of such expenses. f. Provided this Agreement is binding and effective, the Company shall reimburse to Executive actual expenses incurred by Executive (up to a cumulative amount not to exceed TEN THOUSAND DOLLARS ($10,000.00)) for legal services arising from or related to Executive’s separation from employment with the Company, including legal counsel’s negotiation and drafting of, and provision of advice regarding, this Agreement (“Legal Services Reimbursements”). The Company’s payment of the Legal Services Reimbursement is conditioned upon the Executive providing the Company with documentation of such expenses, redacted to conceal all narrative that is subject to the attorney-client privilege, that contains attorney work product or mental impressions, or that addresses or references any matter of a private or confidential nature. g. Any amount described in this Section 3, to the extent earned, shall be paid to Executive in no event later than the fifteenth day of the third month following the end of the year in which such amount was no longer subject to a substantial risk of forfeiture, within the meaning Page 3 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 of Code Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), except as may be permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4)(ii). 4. Covenant to Maintain Confidentiality. a. During his employment with the Company, Executive has been exposed to certain Confidential Information of the Company. For purposes of this Agreement “Confidential Information” means information, in any form, related to the Company’s business (i) that is not generally known or available to others in the Company’s industry, (ii) in which the Company has an interest, (iii) from which the Company derives value by virtue of – in whole or in part – its confidentiality, and (iv) with respect to which the Company takes reasonable measures to maintain as confidential. Such Confidential Information includes but is not limited to: information technology and computer systems; trade secrets; financial or investor relations information; sales activity information; accounting information; revenue recognition information; cash-flow information; lists of and other information about current and prospective customers, vendors or suppliers; prices or pricing strategy or information; sales and account records; reports, pricing, sales manuals and training manuals regarding selling, strategic planning and business development information; purchasing, and pricing procedures and financing methods of the Company, together with any specific and proprietary techniques utilized by the Company in designing, developing, testing or marketing its products, product mix and supplier information or in performing services for clients, customers and accounts of the Company; information concerning existing or contemplated software, products, services, technology, designs, processes and research or product developments of the Company; and, any other information of a similar nature made available to Executive and not known to the public, which, if misused or disclosed, could adversely affect the business or interests of the Company. Confidential Information includes any such information that Executive may have prepared or created during his employment with the Company, as well as such information that has been or may be created or prepared by others. Confidential Information shall not include any information that has been voluntarily disclosed to the public by the Company, has been independently developed and disclosed to the public by others without violating any legal obligation, or otherwise enters the public domain through lawful means. b. Subject to the limited exclusions and limitations set forth in this Agreement, Executive agrees that for as long as such information remains confidential to the Company, including after the Severance Period, or is a trade secret under applicable law, Executive will not disclose any Confidential Information to any person, agency, institution, company, or other entity, and Executive will not use any Confidential Information in any way, except as required by my duties to the Company or by law, or as permitted under Section 9 of this Agreement. In the event that Executive is unsure whether or not certain information is Confidential Information, Executive will send the Company a written inquiry about whether such information is covered under this Agreement. Page 4 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 c. Notwithstanding anything to the contrary contained herein, this Agreement does not prohibit Executive from complying with a lawful subpoena or other legal compulsion. If Executive becomes legally compelled (by interrogatories, requests for information or documents, subpoenas, civil investigative demands, applicable regulations, or similar processes) to disclose any Confidential Information, Executive shall, if permitted by applicable law, provide Company with prompt notice so that Company may seek an appropriate protective order or other appropriate remedy or waive Executive’s compliance with this Section 4, which waiver must be in writing to be effective. If a protective order or other remedy is not obtained by the Company by the date that Executive must comply with the request, or if Company waives compliance with this Section 4 in writing, Executive shall furnish only that portion of the Confidential Information that Executive is legally required to produce in the reasonable opinion of Executive’s counsel (after consultation with Company’s counsel, if allowed by law). The Parties agree that Executive’s obligations under this Section 4 are expressly limited by the provisions of Section 9 of this Agreement. 5. Covenant not to Compete. a. During the Severance Period, Executive agrees not to engage in Competitive Work for or on behalf of a Competitor to conduct or support the conduct of Competitive Business within the continental United States. Notwithstanding the foregoing, this Section 5 does not restrict Executive from owning stock or other securities of a publicly held corporation in which Executive does not possess beneficial ownership of more than 2% of the voting stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, whether or not such enterprise is a Competitor (as defined below). b. For purposes of this Agreement, “Competitive Business” means providing or soliciting to provide a product or service that competes with a product or service provided, offered or planned to be offered by O&M at any time during the last twelve (12) months of Executive’s employment with the Company (the “Recent Period”). “Competitive Work” means the performance of duties and/or provision of services (whether as an employee, independent contractor or otherwise) that are substantially similar to duties and/or services that Executive performed or provided for or on behalf of O&M at any time during the Recent Period. “Competitor” means each entity listed on Exhibit A attached hereto and any parent, subsidiary or affiliated entity of each of them that is engaged in Competitive Business. c. Executive understands and agrees, and the Company intends, that nothing in this Section 5 shall prevent Executive from performing services or activities for or on behalf of a Competitor that are not the same as or similar to the services and activities Executive performed for an O&M Company. Further, the Parties agree that the restrictions of this Section 5 shall not prevent Executive from seeking or accepting employment, or performing services or activities, in Page 5 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 any capacity with a Covered Customer or a Covered Supplier (as defined below) that is not identified as a Competitor in Exhibit A attached hereto. d. Prior to providing services or activities to any person or business that Executive believes may be restricted or prohibited by this Section 5, Executive may request the Company’s written approval of the Executive’s provision of services or activities to such person or business. 6. Non-Solicitation of Customers & Suppliers. a. During the Severance Period, Executive agrees that he will not, personally or through another, conduct or offer to conduct any Competitive Business with any Covered Customer, or encourage or induce any Covered Customer or Covered Supplier to cease doing business with the Company or change the terms of an existing business relationship with the Company to the material detriment of the Company. Notwithstanding the foregoing, this Section 6 does not prohibit general advertising or solicitation that is not specifically directed to a Covered Customer(s) or Covered Supplier(s). b. For purposes of this Agreement, (i) “Covered Customer” means any individual or entity with which O&M, at any time during the Recent Period, has conducted, or made a written or in-person proposal to conduct, business or to which the Company has provided or offered to provide goods or services, and with whom or which Executive had Material Contact, (ii) “Covered Supplier” means any manufacturer or supplier of medical or surgical products or devices with which O&M, at any time during the Recent Period, has conducted or made a written or in-person proposal to conduct business, and with which Executive had Material Contact, and (iii) “Material Contact” means that (x) Executive personally communicated with a person or entity employed or engaged by, or representing, a Covered Customer or Covered Supplier, either orally or in writing, regarding an O&M company or the products or services of, or provided to, an O&M company, or (y) Executive received Confidential Information regarding a Covered Customer or Covered Supplier, in each instance, at any time during the Recent Period. c. Nothing in this Section 6 is intended to prohibit Executive’s employment by a Covered Customer or Covered Supplier that is not identified in Exhibit A hereto, provided Executive, during the Severance Period, does not personally or through another directly or indirectly encourage or induce such employer to cease doing business with the Company or change the terms of an existing business relationship with the Company to the material detriment of the Company. 7. Non-Solicitation of Workers. During the Severance Period, Executive agrees that he will not, personally or through another, solicit for employment or hire a Covered Worker for employment or engagement by any person or entity other than O&M or encourage a Covered Worker to leave employment with the Company. Notwithstanding the foregoing, the restrictions contained in this Section 7 shall not apply to any individual that has been separated from employment with the Company for six (6) months or more as of the time of recruitment, solicitation or hiring by Executive. This Section 7 also does not prohibit general advertising or Page 6 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 solicitation not specifically directed to a Covered Worker or Covered Workers. For purposes of this Agreement, “Covered Worker” means any person who at any time during the Recent Period (i) was employed or engaged by the Company; and (ii) had business-related contact with or reported to Executive. 8. Non-Disparagement. a. Executive agrees that during the Severance Period he will refrain from printing or communicating any comments to any person, audience, or assembly of persons, including shareholders of O&M (but exclusive of his family members; personal banking, financial, and tax professionals; and attorneys), or to the print or broadcast media, or in any form of electronic, Internet, or social media communications, that may reasonably be interpreted as disparaging of the Releasees (as defined below). Similarly, O&M agrees that during the Severance Period the Officers and Directors of OMI shall refrain from printing or communicating any comments to any person, audience, or assembly of persons (but exclusive of officers or directors of the Company or O&M’s banking, financial, and tax professionals; and attorneys), or to the print or broadcast media, or in any form of electronic, Internet, or social media communications, that may reasonably be interpreted as disparaging of Executive. b. For purposes of this Agreement, “disparaging” is defined to mean critical, derogatory, deprecating, detracting, or pejorative, or harmful to or impugning the business, professional, or personal reputation or integrity of another. Further, these provisions are in addition to, and not in lieu of, the substantive protections under applicable law relating to defamation, libel, slander, interference with contractual or business relationships, or other statutory, contractual or tort theories. c. Notwithstanding the foregoing, Executive and O&M understand and agree that their obligations under this Section 8 are expressly limited by the provisions of Section 9 of this Agreement. Further, nothing herein shall be construed to require Executive or O&M or any other person to engage in any unlawful act. 9. Limitations on Obligations. Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (each, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. This Agreement also does not limit Executive’s right to receive an award for information provided to any federal, state or local government agency or self-regulatory organization, or to engage in any future activities protected under whistleblower statutes. Additionally, Executive hereby confirms that she or he understands and acknowledges that an Page 7 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Executive be authorized to disclose any information covered by the Company’s attorney-client privilege or the Company’s attorney work product without prior written consent of the Company’s General Counsel or other officer designated by the Company, or unless such disclosure of that information would otherwise be permitted pursuant to 17 CFR 205.3(d)(2), applicable state attorney conduct rules, or otherwise under applicable law or court order. 10. Reasonableness & Remedies. a. The covenants contained in Sections 4, 5, 6, 7 & 8 of this Agreement (the “Protective Covenants”) are, in light of the nature of Executive’s employment by the Company, reasonable and necessary for the protection of the Company’s legitimate business interests, specifically including the Company’s interest in the Confidential Information and the Company’s significant investment to develop and maintain its business relationships and goodwill. b. The Company will suffer irreparable harm if Executive breaches any provision of the Protective Covenants, and the Company shall be entitled to, in addition to any other available remedies, temporary and/or permanent injunctive relief against Executive barring any conduct in violation of any provision of the Protective Covenants. Additionally, the duration of the restrictions in the Protective Covenants shall be extended by the length of time Executive is in breach of any such restriction. No claim or cause of action Executive may have or assert against the Company, whether predicated on this Agreement or otherwise, shall serve as or constitute a defense to the enforcement of any provision of the Protective Covenants. c. A Party wishing to file a suit or action against the other for a material breach of this Agreement, including the provisions of the Protective Covenants (“Claimant Party”), shall not file such suit or action before the expiration of thirty (30) days next following the delivery by the Claimant Party to the other of written notice of the alleged material breach (“Waiting Period”). Such written notice by the Claimant Party to the other party shall include, in reasonable detail and to the best of the Claimant Party’s knowledge and belief, the factual bases for the claim of alleged material breach of the provisions of this Agreement (the “Notice of Claims”). Notwithstanding the foregoing, the Waiting Period shall not apply to the Company’s pursuit of temporary injunctive or similar equitable relief for alleged violation of the Protective Covenants Page 8 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 d. No suit or action by a Claimant Party for a material breach of this Agreement, including the provisions of the Protective Covenants of this Agreement, or for any remedies associated with such material breach, including injunctive relief or any other legal or equitable remedy, shall be filed, allowed, or granted in any court of law or equity unless such suit or action is commenced within one (1) year following the date that the Claimant Party knew of such material breach. e. The Parties agree that in any action arising out of or relating to this Agreement, including any claims or counterclaims brought by either Party to enforce its terms, the Party that substantially prevails in such action shall be entitled to recover the reasonable attorneys’ fees and costs incurred by such Party in connection with such action. 11. General Release. a. For purposes of this Agreement, “Releasee” and “Releasees” means the Company and any and all O&M boards, past and present directors, trustees, officers, shareholders, members, partners, managers, supervisors, employees, attorneys, agents, representatives, insurers and consultants, as well as the predecessors, successors and assigns of any of them, and all persons or entities acting by, with, through, under or in contract with any of them. Except as specifically provided below, for purposes of this Agreement the term “Claims” means: each and every claim, complaint, cause of action, grievance, demand, controversy, allegation, or accusation, whether known or unknown; each and every promise, assurance, contract, representation, obligation, guarantee, warranty, liability, right, agreement and commitment of any kind, whether known or unknown; and all forms of relief, including, but not limited to, all remedies, costs, expenses, losses, damages, debts and attorneys’ and other professionals’ fees and related disbursements, whether known or unknown. Notwithstanding the foregoing, Claims do not include a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”). Thus, this Agreement does not preclude Executive from filing an EEOC charge or participating in an EEOC investigation. b. Subject to the limited exclusions and limitations set forth below and in Section 9 of this Agreement, Executive hereby irrevocably releases and forever discharges all Releasees from any and all Claims that Executive, or anyone on his behalf ever had or now has against any and all of the Releasees, or which Executive, or any of his executors, administrators, representatives, attorneys or assigns, hereafter can, shall or may have against any and all of the Releasees for or by reason of any cause, matter, thing, occurrence, or event whatsoever from the date of Executive’s birth to the date that Executive signs this Agreement. Executive acknowledges and agrees that the Claims released in this paragraph include, but are not limited to, (a) any and all Claims based on any law, statute, or constitution or based on contract or in tort or in common law, and any and all Claims based on or arising under any civil rights laws, such as the civil rights laws of any state or jurisdiction, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Americans with Disabilities Act of 1990, the Page 9 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 Civil Rights Act of 1991, the Family Medical Leave Act, or the Virginia Human Rights Act; (b) any and all Claims under any grievance or complaint procedure of any kind; and (c) any and all Claims based on or arising out of or related to Executive’s recruitment by, employment with, the termination of Executive employment with, or Executive’s performance of any service in any capacity for, or any business transaction with, each or any of the Releasees (collectively, the “Released Claims”). Executive also hereby waives any and all right to personal recovery of money damages or other relief for any of the Claims released by this Section 11. Executive hereby represents and warrants that he has not assigned any claim to any third party. c. Notwithstanding the foregoing, Executive does not release or waive, and Released Claims shall not include: i. Any rights Claims, or protections that Executive may have under this Agreement; ii. Any rights, Claims, and protections based on any cause, matter, thing, or event arising or occurring at any time after Executive signs this Agreement; iii. Executive’s rights, Claims, and protections, if any, to vested or guaranteed benefits under the Company’s qualified and non-qualified benefit plans, including, without limitation, the Management Equity Ownership Program, the Executive Deferred Compensation and Retirement Plan, restricted and unrestricted stock awards, stock options, stock appreciation rights, stock units, and incentive awards, and all other vested retirement, executive compensation, deferred compensation, and stock grant or option plans; iv. Any rights, Claims, or protections that Executive may have under his Executive Severance Agreement with the Company and the change-in-control provisions therein; v. Any rights, Claims, or protections Executive may have under the applicable terms of such policy or plan to convert his existing coverage under any group life, disability, and/or accidental death and dismemberment plan offered by the Company; vi. Any rights, Claims, or protections Executive may have to continuation of group health, dental, or vision insurance as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended by the Health Insurance Portability and Accountability Act of 1996 and the American Recovery and Reinvestment Act of 2009; vii. Any rights, Claims, or protections Executive has, had, or may have under Article V of the Amended and Restated Articles of Incorporation of Owens & Minor, Inc. (“Articles of Incorporation”), including the indemnification and advancement provisions contained therein, as of the Effective Date of this Agreement; Page 10 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 viii. Any rights, Claims, or protections Executive has, had, or may have under any policy or contract of indemnification, liability or other type of insurance, or other undertaking from and/or against any Claims asserted, liability incurred, or proceeding initiated or maintained against Executive arising from, related or pertaining to, or serving as its basis or their bases, Executive’s capacity as an officer of the Company or his alleged acts, omissions, or inaction in such capacity, the foregoing being without regard to whether the Company has, had, or may have the power or obligation to indemnify Executive or provide advancements against such liability under Article V of the Articles of Incorporation; or ix. Any rights, Claims, or protections that Executive may have arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), or the Older Workers Benefit Protection Act of 1990, which amends the ADEA, after Executive signs this Agreement; or x. Any rights, Claims or protections that Executive, by law, is prohibited from releasing under this Agreement. d. Indemnification and Advancement Obligations of O&M. Notwithstanding any provision of this Agreement to the contrary, O&M reaffirms and restates its obligations to Executive under Article V of its Articles of Incorporation, amended and current as of the Separation Date, including the indemnification and advancement provisions contained therein. In no way limiting the foregoing, and as an inducement to Executive’s acceptance and execution of this Agreement, O&M acknowledges and agrees that as of the date that it executes this Agreement (a) the Company’s officers and directors are not aware of any actions, omissions, or inaction by Executive that would negate Executive’s rights to indemnification and advancements under the Articles of Incorporation of O&M; and (b) the Company’s officers and directors are not aware of any actions, omissions, or inaction by Executive that could give rise to any Claims by O&M or its Related Entities against Executive. 12. No Admission. The offer of this Agreement and the Agreement itself are not an admission, and shall not be construed to be an admission, by each or any of the Releasees, that the personnel, employment, termination and any other decisions involving Executive or any conduct or actions at any time affecting or involving Executive were wrongful, discriminatory, or in any way unlawful or in violation of any right of Executive; moreover, any such liability or wrongdoing is denied by Executive. Executive shall not attempt to offer this Agreement or any of its terms as evidence of any liability or wrongdoing by each or any of the Releasees in any judicial, administrative or other proceeding now pending or hereafter instituted by any person or entity. 13. Period for Review & Revocation. Executive acknowledges that he has been afforded twenty-one (21) days after receiving this Agreement to consider whether or not to enter into it. Executive may use as much or as little of this 21-day period as Employee wishes to decide Page 11 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 whether or not to sign this Agreement. Executive may revoke this Agreement within seven (7) days of signing it by delivering a written notice of revocation to the Company’s General Counsel at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. For a revocation to be effective, written notice must be received no later than the close of business on the seventh (7th) day after Executive signs this Agreement. If Executive revokes this Agreement, it shall not be effective or enforceable, and the Company shall not be obligated to provide Employee any benefits hereunder. If Executive has not revoked the Agreement, the eighth (8th) day after Executive signs this Agreement shall be the “Effective Date” for purposes of this Agreement. 14. Encouragement to Consult with an Attorney. The Company has advised Executive to consult an attorney about this Agreement before signing it. By signing this Agreement, Executive represents that he has consulted with an attorney about this Agreement or has voluntarily chosen not to do so. Executive acknowledges and agrees that, except as expressly provided for in this Agreement, the Company is not obligated to pay any of Executive’s attorneys’ fees, costs or expenses relating to this Agreement and that the release in Section 11, above, releases, among other things, all Claims for attorneys’ fees, costs and expenses. Executive acknowledges that he is signing this Agreement voluntarily, with full knowledge of the nature and consequences of its terms and without duress or undue influence by the Company or any other person or entity. 15. No Release of Future Claims. This Agreement does not waive or release any rights or claims that Employee may have under the ADEA or otherwise which arise after the date that Employee signs this Agreement. The parties acknowledge and agree that the decision to end Employee’s employment with the Company was made prior to Employee signing this Agreement. 16. Taxes; Section 409A. The Company will withhold from any amounts due Executive under this Agreement payroll deductions as required by law and determined by the Company. Executive understands and acknowledges that he is responsible for all taxes that he may incur with respect to any of the consideration to be delivered to him under this Agreement. Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit provided hereto that is considered nonqualified deferred compensation subject to Section 409A of the Code, will be exempt from, or comply with or be provided or paid in a manner and at such time and in such form as complies with the applicable requirements of, Section 409A of the Code, and the interpretive guidance thereunder, including, without limitation, the exemptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions. This Agreement shall be administered, interpreted and construed in a manner that does not result in the imposition of additional taxes, penalties or interest under Section 409A of the Code. The Company and Employee agree to negotiate in good faith to make amendments to the Agreement, as the parties mutually agree are necessary or desirable to avoid the imposition of taxes, penalties or interest under Section 409A of the Code. Neither the Company nor Employee will have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A of the Code. Notwithstanding any other Page 12 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 provision of this Agreement, however, none of the Releasees shall be liable to Executive in the event any provision of this Agreement fails to comply with, or be exempt from, Section 409A of the Code. 17. Governing Law. The Company is a global business headquartered in the Richmond metropolitan area of Virginia, and this contract was made in whole or in part in Virginia. This Agreement shall be construed and enforced under the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles. 18. Forum Jurisdiction & Venue. The exclusive forums and venues for any Covered Claim, shall be the federal courts located in Richmond, Virginia, and the state courts located in Henrico County, Virginia (each a “Chosen Forum” and, collectively, the “Chosen Forums”); provided, however, that the Company may, in its sole discretion, choose to bring a Covered Claim in any other court located within a jurisdiction in which Executive resides or is employed and which has jurisdiction over such Covered Claim. Executive expressly and irrevocably consents and submits to the personal jurisdiction of each Chosen Forum over Executive for any Covered Claim and expressly agrees that venue for any Covered Claim is appropriate therein. Executive shall not file any Covered Claim in any forum other than a Chosen Forum and waives any and all objections to the jurisdiction of or venue in a Chosen Forum for a Covered Claim. A final judgment in any action or proceeding in a Chosen Forum shall be conclusive and may be enforced in other jurisdictions in accordance with applicable law; provided, however, that this Section 18 does not affect either party’s right to appeal a judgment. Executive acknowledges that Executive has read this Section 18, understands it and has voluntarily agreed to its terms. 19. Waiver of Jury Trial. Executive knowingly and willfully waives any right he may have under applicable law to a trial by jury in any dispute or issue arising out of or in any way related to a Covered Claim. 20. Severability & Reformation. a. The provisions of this Agreement, including the Protective Covenants, are expressly intended to be severable and separately enforceable. If any clause or provision of this Agreement is ruled invalid or limited by any regulatory agency or court of competent jurisdiction, the invalidity of such clause or provision shall not affect the validity of the other provisions, which provisions shall be enforced to the fullest extent permitted by law. b. In the event that a court of competent jurisdiction determines that any provision of the Protective Covenants is invalid or unenforceable under applicable law by reason of its geographic, temporal or other scope, or the extent of restriction imposed on Executive’s activity, the court making such determination shall reduce the applicable scope and/or the extent of restriction by such amount as is minimally necessary to render such provision, as so amended, valid and enforceable under applicable law. Notwithstanding the foregoing, should it be determined that the provisions of this Section 20.b are impermissible under applicable law then Page 13 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 this subsection shall be deemed null and void, and such determination shall not affect the validity of the remainder of this Agreement. 21. Notices. All notices permitted or required under this Agreement shall be given in writing and addressed or delivered to the persons specified in this Agreement. Any notice or communication required hereunder shall be given by hand; FedEx or UPS next-business-day delivery service; registered, certified, or express United States mail (postage prepaid). The date of receipt of any notice shall be the date the notice is deemed to have been given. Notices permitted or required hereunder shall be given to the following individuals: Notices to the Company: Owens & Minor, Inc. Attn: General Counsel 9120 Lockwood Boulevard Mechanicsville, Virginia 23116 Notices to Executive: Robert K. Snead [Address] With a copy to: Christian & Barton, LLP Attn: Warren David Harless 909 East Main Street Suite 1200 Richmond, Virginia 23219 Each Party may change the persons and addresses designated to receive notice hereunder by written notice to the other Party in accordance herewith. 22. Entire Agreement & Modification. This Agreement contains the entire understanding and agreement of the parties regarding the subject matter hereof. The terms of this Agreement are contractual and, except as provided under Section 20.b hereof, shall not be deemed to have been altered, modified or in any way changed by any statements, promises, discussions or agreements not appearing herein. Except as provided under Section 20.b hereof, this Agreement may not be modified, amended or altered except by a writing signed by both the parties. 23. Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and any corporation or other entity to which the Company may transfer all or substantially all of its assets or to which the Company may assign this Agreement. Executive hereby consents to any such assignment without further notice to or consent from Executive. Page 14 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 Executive may not assign this Agreement or any part hereof without the prior written consent of O&M’s General Counsel. 24. Return of Company Property. Following the Separation Date, Executive will immediately return to the Company any Company property and all such records without deleting, destroying, or otherwise damaging the utility of same. 25. Miscellaneous. This Agreement may be executed in one or more counterparts each of which will constitute one and the same instrument, and all executed copies of this Agreement and facsimiles thereof shall be as legally binding and enforceable as the original. Executive’s obligations under this Agreement shall survive the termination of Executive’s employment with the Company regardless of the reason and any breach by the Company of this Agreement or any other obligation of the Company. The waiver by any party of a breach of any condition or provision of this Agreement to be performed by the other party shall not operate or be construed as a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. The captions and headings in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein. - SIGNATURE PAGE FOLLOWS - Page 15 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 IN WITNESS WHEREOF, and intending to be legally bound, each of the parties has caused this Confidential Executive Separation Agreement & General Release to be executed either individually or in its entity name by its duly authorized representative. BY SIGNING BELOW, EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT EXECUTIVE IS SIGNING THIS AGREEMENT VOLUNTARILY AND OF HIS/HER OWN FREE WILL, WITH FULL KNOWLEDGE OF THE NATURE AND CONSEQUENCES OF ITS TERMS. EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. ROBERT K. SNEAD OWENS & MINOR, INC. By: 1/10/2020 Date: _______________________________ Title: EVP AND GC 1/10/2020 Date: _______________________________ Page 16 of 17

DocuSign Envelope ID: 84F27DBD-E575-4F17-95C5-79CEF31BE521 EXHIBIT A Prohibited Competitor List 1. Cardinal Health, Inc. 2. Medline Industries, Inc. 3. Concordance Healthcare Solutions 4. Deutsche Post AG d/b/a DHL Supply Chain 5. FedEx Corporation 6. United Parcel Service, Inc. 7. Alloga 8. Mölnlycke Health Care 9. Hogy Medical 10. Multigate Medical Products 11. HARTMANN Group Page 17 of 17